EXHIBIT 4.1

NUMBER                                                              SHARES

                                                          CUSIP 917025 10 8

                       INCORPORATED IN THE STATE OF NEVADA

                             URANIUM STRATEGIES INC.

                                  COMMON STOCK



THIS CERTIFIES THAT:


is owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

                            URANIUM STRATEGIES INC.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

     SECRETARY                     SEAL                       PRESIDENT


                                                                COUNTERSIGNED:

                                                  OLDE MONMOUTH STOCK TRANSFER
                                                           77 MEMORIAL PARKWAY
                                          ATLANTIC HIGHLANDS, NEW JERSEY 07716
                                                                TRANSFER AGENT